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                                                                    Exhibit 10.7


                                FUNDING AGREEMENT

THIS FUNDING AGREEMENT, made this 14th day of August, 2006, by and between:

FIRST BRIDGE CAPITAL, INC., a Texas corporation with its principal office located at 4414 West Way Ave., Dallas Texas 75205 together with its associates (hereinafter jointly and severally referred to, as the context may require, as "FBC")

                                       AND

TEXXON, INC., an Oklahoma corporation having its principal office located at 11601 Wilshire Blvd, Suite 2030, Los Angeles, CA 90025

                                WITNESSETH THAT:

WHEREAS, subject to the terms and conditions set forth in this Funding Agreement, FBC is willing to make serial investments, up to One Million Dollars ($1,000,000), into the Convertible Preferred Stock of TEXXON and TEXXON is willing to issue its Convertible Preferred Stock upon the terms and conditions of this Funding Agreement;

WHEREAS, the parties have negotiated, reached certain understandings, and desire a document to formalize and evidence their understandings;

NOW, THEREFORE, intending to be legally bound, and in consideration of the mutual promises and covenants contained herein, the parties have agreed, and do hereby agree, as follows:

1. The purpose of this Funding Agreement is to provide a mechanism for the funding of TEXXON by FBC in serial installments, upon the requisition of funds by TEXXON. This Funding Agreement contains the entire understanding of the parties with respect to the subject matter. Prior to the date of this Funding Agreement, during negotiations, FBC and/or its associates have made various interim advances to TEXXON under the oral agreement that such advances would become a part of this Funding Agreement. Upon the execution of this Funding Agreement, such advances shall be deemed to be advances hereunder, for which shares of the Convertible Preferred Stock shall be issued, and the prior oral agreement (and all other prior agreements and understandings, oral or written, with respect to the contemplated transactions) shall be merged herein and integrated herein and of no further effect. The advances so included are:

                                    Date                 Amount
                                    ----                 ------
                                    3/15/06            $  80,000
                                    5/15/06               50,000
                                    5/15/06               50,000
                                    6/30/06               30,000
                                    7/28/06               25,000
                                    7/31/06               25,000
                                                       ---------
                                            Total:     $ 260,000

2. FBC represents and warrants that it and its associates who may participate in the funding are "accredited investors" as that term is defined in Rule 501(a) of Regulation D promulgated by the U.S. Securities and Exchange Commission under the Securities Act of 1933, as amended. FBC and its associates shall be deemed to make a continuing representation during the term of this Funding Agreement, at the time of each installment investment, that it and they remain "accredited investors".


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3. FBC represents and warrants that it and its associates are acquiring TEXXON's
Convertible Preferred Stock for their own accounts, solely for investment purposes and not with a view to or for distributing or reselling such Convertible Preferred Stock or any portion thereof, without prejudice, however, to the investor's right at all times to sell or otherwise dispose of all or any part of its Convertible Preferred Stock in compliance with applicable federal and state securities laws. Subject to the foregoing, neither FBC nor any of its associates shall be deemed a representation or warranty by such investor to hold the Convertible Preferred Stock for any period of time. FBC authorizes TEXXON to place a restrictive legend on the face of the shares of Convertible Preferred Stock to be issued to it, and to issue "Stop Transfer" instructions to the transfer agent of the preferred stock.

4. Subject to the terms and conditions of this Funding Agreement, FBC shall advance sums as provided herein up to a total of One Million Dollars ($1,000,000). Giving credit for the $260,000 advanced prior to this Funding Agreement, the balance available for draw down hereunder by TEXXON is $740,000.

5. Subject to the terms and conditions of this Funding Agreement, TEXXON shall issue its Convertible Preferred Stock to FBC. FBC acknowledges that TEXXON is independently conducting a private placement of its Convertible Preferred Stock, acknowledges receipt of the Private Placement Offering Memorandum and related offering documents, and agrees that the Convertible Preferred Stock to be issued shall be as described in the Offering Memorandum.

6. To obtain funds under this Funding Agreement, TEXXON shall provide FBC with a Requisition of Funds, in the form attached hereto as Exhibit 1. The sum requisitioned in any such Requisition of Funds shall not be more than Fifty Thousand Dollars in any seven (7) day period. The seven (7) day period shall be a rolling seven (7) days, calculated from the date on which the immediately prior Requisition of Funds was received by FBC. In addition to such "$50,000 in 7 days" limitation, the sums requisitioned in any calendar month shall not exceed Two Hundred Thousand Dollars ($200,000).

7. Upon receipt of a Requisition of Funds, FBC shall fund the Requisition within five (5) business days. A business day is any day except Saturday, Sunday, any day which shall be a federal or State of Texas legal holiday and any day on which the banking institutions in the State of Texas are authorized or required by law or other governmental action to close. Any day not a business day shall not be counted in determining the five (5) days, regardless if it is not the last day.

8. Within three (3) business days after receipt of the Requisition, TEXXON shall issue to FBC and/or its associates from whom the funds were received that number of shares of Convertible Preferred Stock purchasable under the terms of the Private Placement Offering Memorandum for the amount invested. Each associate, at the time of his/her/its first investment, shall provide TEXXON with issuance instructions and such other documents as TEXXON shall reasonably require for the issuance.


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9. As consideration for FBC's entering into this Funding Agreement, TEXXON shall issue to FBC Common Stock Purchase Warrants, dated as of the date of this Funding Agreement, for the purchase of one million (1,000,000) shares of TEXXON's Common Stock. The warrants shall have a term of five (5) years from the date of execution of this Funding Agreement, shall contain a cashless exercise provision, shall be exercisable in whole or in part from time to time during their term, and shall be assignable, in whole or in part, subject to securities law restrictions. The per share exercise price shall be determined at the time of exercise by calculating the average closing sale prices of TEXXON's Common Stock for a period of twenty (20) consecutive trading days ending on the day of exercise and multiplying such average by eighty-five percent (85%).

10. FBC represents to TEXXON that:

         (a) Neither it, nor its associates, have purchased, or are agreeing to purchase, the shares of Convertible Preferred Stock as a result of a general solicitation or any advertisement, article, notice or other communication regarding the shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or other general solicitation or general advertisement.

         (b) That it and its associates acknowledge that it and they have reviewed the disclosure materials, the Private Placement Offering Memorandum and related documents, and has been afforded the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of TEXXON concerning the terms and conditions of the offering and the merits and risks of investing in the shares;

         (c) That it and its associates acknowledge that it and they have been afforded access to public information about TEXXON and its financial condition, results of operations, business, properties, management and prospects sufficient for it and them to evaluate it and their investment; and

         (d) That it and its associates acknowledge that it and they have been given the opportunity to obtain information necessary to make an informed investment decision with respect to the investment.

11. FBC and each of its associates, either alone or with its or his/her/its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the investment in the shares of Convertible Preferred Stock, and has so evaluated the merits and risks of such investment. FBC and each associate is able to bear the economic risk of an investment in the shares of Convertible Preferred Stock and, at the present time, is able to afford a complete loss of such investment.


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12. FBC and each of its associates has independently evaluated the merits of his/her/its decision to purchase shares of Texxon's Convertible Preferred Stock pursuant to this Funding Agreement. FBC and each associate confirms that it has only relied on the advice of his/her/its own business and/or legal counsel and not on the advice of any other investor's business and/or legal counsel in making such decision.

13. FBC and each of its associates represents that he/she it has not directly or indirectly, nor has any person acting on behalf of him/her/it pursuant to any understanding with him/her/it, engaged in any short sales involving TEXXON's Common Stock since the time that he/she/it was first contacted by TEXXON. Further, FBC and each such associate covenants that neither he/she/it nor any person acting on his/her/its behalf or pursuant to any understanding with him/her/it engage in any short sale of the Common Stock of TEXXON prior to the time that the transactions contemplated by this Funding Agreement are publicly disclosed.

14. Any and all notices or other communications required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of:

         (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified below prior to 5:00 p.m. Central Time (Houston, Texas) on a business day (as defined in Paragraph 7 above);

         (b) the next business day after the date of transmission, if such notice or communication is delivered via facsimile to the facsimile number specified below later than 5:00 p.m. Central Time (Houston, Texas) on a business day (as defined in Paragraph 7 above);

         (c) the business day following the date of transmittal, if sent by U.S. nationally recognized overnight courier service; or

         (d) the actual receipt by the party to whom such notice is required to be given or to whom such notice or communication is made.

The addresses for such notices and communications shall be as follows:

If to TEXXON:
                           Ross Nordin
                           Texxon Group, Inc.
                           11601 Wilshire Blvd., Suite 2030
                           Los Angeles, CA 90049

If to FBC:                 Richard Badillo
                           First Bridge Capital, Inc
                           4414 West Way Ave.
                           Dallas Texas 75205

With a copy to:            Richard C. Fox, Esq.
                           Fox Law Offices, P.A.
                           2 Village Hill Lane, #3
                           Natick, MA 01760

                           Telephone: (508) 647-4907
                           Facsimile: (508) 647-4907


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15. No provision of this Funding Agreement may be waived or amended (including this specific provision) except in a written instrument signed by TEXXON and FBC and a majority in interest of its associates. No waiver of any default with respect to any provision, condition or requirement of this Funding Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right or power hereunder in any manner impair the exercise of any such right.

16. The language used in the Funding Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rules of construction shall be applied against any party. This Funding Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof favoring or disfavoring any party by virtue of the authorship of any provisions of this Funding Agreement shall be applied.

17. TEXXON may not assign/delegate this Funding Agreement or any rights or obligations hereunder without the prior written consent of FBC. FBC may not assign/delegate or any rights or obligations hereunder without the prior written consent of TEXXON, except that FBC may extend the terms and conditions of this Funding Agreement to such of its associates as it shall determine in its own discretion, subject only to such associates meeting the requirements set forth herein relating to their status as an investor.

18. This Funding Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person or entity.

19. This Funding Agreement shall be governed by, and interpreted and construed in accordance with, the internal laws of the State of Texas (without regard to its conflicts of law principles). Venue for the adjudication of any claim or dispute arising out of this Agreement or any of the other ancillary documents shall be proper only in the state or federal courts of the State of Texas, and all parties to this Agreement and its ancillary documents hereby consent to such venue.

20. To the extent any provision herein violates any applicable law, that provision shall be considered void and the balance of this Funding Agreement shall remain unchanged and in full force and effect. The parties shall attempt to agree upon a valid and enforceable provision that is a reasonable substitute for any provision so severed and, upon so agreeing, shall incorporate such provision into this Funding Agreement.


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21. This Funding Agreement is being executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. A facsimile signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

TEXXON, INC.


By:  /s/ Claude Buchert
     ------------------
Claude Buchert, Chief Executive Officer


FIRST BRIDGE CAPITAL, INC


By: /s/ Richard Badillo
    -------------------
Richard Badillo, President